Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of One Stop Systems, Inc. (the “Company”) of our report dated March 23, 2023, relating to our audits of the Company’s consolidated financial statements as of December 31, 2022 and 2021, and for each of the years ended December 31, 2022 and 2021, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Haskell & White LLP

Irvine, California

August 18, 2023